As filed with the Securities and Exchange Commission on March 9, 2009.
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
COOPER TIRE & RUBBER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	34-4297750 (I.R.S. Employer Identification No.)
701 Lima Avenue, Findlay, Ohio 45840
(Address of Principal Executive Offices Including Zip Code)
Cooper Tire & Rubber Company Spectrum Investment Savings Plan
Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay)
Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana)
(Full Title of the Plan)
James E. Kline, Esq.
Vice President, General Counsel and Secretary
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840
(Name and Address of Agent For Service)
(419) 423-1321
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maxi-	Proposed Maxi-	Amount of
Securities to	Amount to be	mum Offering	mum Aggregate	Registration
be Registered	Registered (1) (2)	Price Per Share (3)	Offering Price (3)	Fee
Common Stock, par value $1.00 per share	7,000,000	$3.62	$25,340,000	$995.86

(1)	Represents maximum number of shares of common stock, par value $1.00 per share (the “Common Stock”), of Cooper Tire & Rubber Company (the “Registrant”), issuable pursuant to the Cooper Tire & Rubber Company Spectrum Investment Savings Plan, the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) and the Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana) (the “Plans”) being registered hereon.

(2)	Pursuant to Rule 416(c) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans

(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on March 5, 2009, within five business days prior to filing.

PART II
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX
EX-4.5
EX-4.6
EX-4.8
EX-4.9
EX-4.11
EX-4.12
EX-23.1
EX-24

INTRODUCTORY STATEMENT
     The 7,000,000 shares of Common Stock, par value $1.00 per share (the “Common Stock”), of Cooper Tire & Rubber Company (the “Registrant”) registered on this Registration Statement on Form S-8 are provisionally allocated among the Plans as follows:

Plan	Allocation

Cooper Tire & Rubber Company Spectrum Investment Plan (formerly named the Thrift and Profit Sharing Plan)	5,000,000

Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay)	1,000,000

Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana)	1,000,000
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Pursuant to General Instruction E to Form S-8, the portions of the following earlier Registration Statements on Form S-8 and Post-Effective Amendment to Registration Statement on Form S-8, as filed by the Registrant with the SEC on the dates set forth below, that relate to the Plans as set forth below are incorporated herein by reference:

Plan	Filed	File No.

Cooper Tire & Rubber Company Spectrum Investment Savings Plan	08/09/1999	333-84815

Cooper Tire & Rubber Company Pre-Tax	08/09/1999	333-84811
Savings Plan (Findlay)	03/05/2004	333-113315
	12/30/2004	333-113315
	11/17/2006	333-138811

Cooper Tire & Rubber Company Pre-Tax	08/09/1999	333-84813
Savings Plan — (Texarkana)	03/05/2004	333-113315
	12/30/2004	333-113315
	11/17/2006	333-138811
Item 8. Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation of the Registrant, as restated and filed with the Secretary of State of Delaware on May 17, 1993 (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q (Commission No. 001-04329) for the quarter ended June 30, 1993)

4.2	Certificate of Correction of Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on November 24, 1998 (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-04329) for the year ended December 31, 1998)

Exhibit No.	Description

4.3	Bylaws of the Registrant (As Amended as of September 15, 2008) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission No. 001-04329) filed on September 17, 2008)

4.4	Cooper Tire & Rubber Company Spectrum Investment Savings Plan (incorporated herein by reference to Exhibit 99(b) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-04329) for the year ended December 31, 2002)

4.5	2007 Interim Amendment to the Cooper & Tire Rubber Company Spectrum Investment Savings Plan

4.6	Amendment No. 1 to the Cooper Tire & Rubber Company Spectrum Investment Savings Plan

4.7	Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) (incorporated herein by reference to Exhibit 99(c) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-04329) for the year ended December 31, 2002)

4.8	2007 Interim Amendment to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay)

4.9	Amendment No. 1 to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay)

4.10	Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana) (incorporated herein by reference to Exhibit 99(d) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-04329) for the year ended December 31, 2002)

4.11	2007 Interim Amendment to the Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana)

4.12	Amendment No. 1 to the Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana)

5	UNDERTAKING: The Registrant will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS to qualify the Plans.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5)

24	Power of Attorney

Item 9. Undertakings.
     (a) The Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Findlay, State of Ohio, on March 2, 2009.

COOPER TIRE & RUBBER COMPANY
By:	/s/ James E. Kline
James E. Kline
Vice President, General Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on March 2, 2009.

Signature	Title

* Roy V. Armes	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

* Philip G. Weaver	Vice President and Chief Financial Officer (Principal Financial Officer)

* Robert W. Huber	Director of External Reporting (Principal Accounting Officer)

* Laurie J. Breininger	Director

* Thomas P. Capo	Director

* Steven M. Chapman	Director

* John J. Holland	Director

* John F. Meier	Director

Signature	Title

* John H. Shuey	Director

* Richard L. Wambold	Director

* Robert D. Welding	Director

*	James E. Kline, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors of the Registrant pursuant to a power of attorney filed with the Securities and Exchange Commission.

March 2, 2009	By:	/s/ James E. Kline
James E. Kline, Attorney-in-Fact

     Cooper Tire & Rubber Company Spectrum Investment Savings Plan. Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on March 2, 2009.

COOPER TIRE & RUBBER COMPANY SPECTRUM INVESTMENT SAVINGS PLAN
By:	/s/ Stephen O. Schroeder
Stephen O. Schroeder
Plan Administrator

     Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay). Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on March 2, 2009.

COOPER TIRE & RUBBER COMPANY PRE- TAX SAVINGS PLAN (FINDLAY)
By:	/s/ Stephen O. Schroeder
Stephen O. Schroeder
Plan Administrator

     Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana). Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on March 2, 2009

COOPER TIRE & RUBBER COMPANY PRE- TAX SAVINGS PLAN — (TEXARKANA)
By:	/s/ Stephen O. Schroeder
Stephen O. Schroeder
Plan Administrator

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation of the Registrant, as restated and filed with the Secretary of State of Delaware on May 17, 1993 (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q (Commission No. 001-04329) for the quarter ended June 30, 1993)

4.2	Certificate of Correction of Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on November 24, 1998 (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-04329) for the year ended December 31, 1998)

4.3	Bylaws of the Registrant (As Amended as of September 15, 2008) (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission No. 001-04329) filed on September 17, 2007)

4.4	Cooper Tire & Rubber Company Spectrum Investment Savings Plan (incorporated herein by reference to Exhibit 99(b) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-04329) for the year ended December 31, 2002)

4.5	2007 Interim Amendment to the Cooper Tire & Rubber Company Spectrum Investment Savings Plan

4.6	Amendment No. 1 to the Cooper Tire & Rubber Company Spectrum Investment Savings Plan

4.7	Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) (incorporated herein by reference to Exhibit 99(c) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-04329) for the year ended December 31, 2002)

4.8	2007 Interim Amendment to the Cooper Tire & Rubber Company Pre-Tax Savings (Findlay)

4.9	Amendment No. 1 to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay)

4.10	Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana) (incorporated herein by reference to Exhibit 99(d) to the Registrant’s Annual Report on Form 10-K (Commission No. 001-04329) for the year ended December 31, 2002)

4.11	2007 Interim Amendment to the Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana)

4.12	Amendment No. 1 to the Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana)

5	UNDERTAKING: The Registrant will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS to qualify the Plans.

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5)

24	Power of Attorney